Exhibit 99.1

FOR IMMEDIATE RELEASE

DTS REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 FINANCIAL RESULTS

Company to Restate 2003 Earnings Per Share Due to Error in Calculation of Diluted Shares Outstanding

Agoura Hills, Calif. – February 13, 2006 – DTS, Inc. (Nasdaq: DTSI) today reported results for the fourth quarter and fiscal year ended December 31, 2005.

For the fourth quarter of 2005, DTS reported revenue of $17.9 million, up 8% over $16.6 million in revenue reported in the fourth quarter of 2004.  DTS reported net income of $1.3 million, or $0.07 per diluted share in the fourth quarter of 2005.  This compares to net income of $192,000, or $0.01 per diluted share reported in the fourth quarter of 2004, which included a charge of $2.5 million net of tax, or $0.14 per diluted share, related to the write-down of inventory.

For fiscal year 2005, DTS reported total revenue of $75.3 million, up 22% over $61.4 million in revenue reported in fiscal year 2004.  DTS reported net income of $7.9 million, or $0.43 per diluted share for fiscal year 2005. This compares to net income of $10.0 million, or $0.55 per diluted share reported in fiscal year 2004.

“We posted encouraging results for the fourth quarter and made good progress in several areas of our business.  Overall, the addition of the Digital Images Division results coupled with growth in the Cinema Division offset softness in our Consumer Division,” commented Jon Kirchner, president and CEO of DTS.  “In our Cinema Division we saw strong sales of our XD10 hardware platform and increased film licensing activity.  In addition, we released our JPEG 2000 variable bit rate encoder to enable the encoding of 4k DCI-compliant films—our initial offering for the digital cinema market and part of our entry strategy as the industry moves more meaningfully toward digital content delivery.  In our Consumer Division, we experienced strong momentum in the PC and auto markets which partially offset softness in revenue from home a/v licensing and the continued decline in revenue from our trademark licensing program.  In our Digital Images Division, revenue came in essentially as expected.  During the quarter we continued to use a significant amount of our capacity to process a large legacy project expected to be completed in the first half of 2006.  Revenue relating to the project has been deferred until completion.  While we have been disappointed with the early performance of this acquisition, we worked hard in 2005 to improve its future prospects.

“Perhaps most important in the fourth quarter, the industry took significant steps toward the finalization and publication of the specifications for HD-DVD and Blu-ray disc.  Although the finalization of these specifications has taken longer than expected, our position as a mandatory requirement in these player formats, coupled with a strong showing at the Consumer Electronics Show in January, gives us confidence about our prospects for growth as we accelerate into a new high definition era.  The fourth quarter wraps up a productive year for DTS during which we released DTS-HD, our new audio platform, which provides a compelling solution for high end audio applications as well as for the internet, portable and broadcast markets.”

“As we enter 2006, we expect to see growth in all areas of our business, driven by the increase in demand for high-definition products.  To respond to this demand, we will continue to invest in building our business to accelerate our future performance” concluded Kirchner.

Restatement of 2003 Diluted Earnings Per Share

The Company also announced that in connection with the preparation of its financial statements for fiscal year 2005, the Company determined that there was an error in the method used to compute the weighting of warrants and options included in the diluted shares calculation for fiscal year 2003 and for the nine months ended September 30, 2003.  As a result, DTS will restate fiscal year 2003 diluted weighted average shares outstanding to 13.6 million shares from 10.8 million shares, resulting in a change in reported earnings per share to $0.64 from $0.80 for the fiscal year.  For the nine months ended September 30, 2003, diluted weighted average shares outstanding should have been 12.4 million shares rather than 9.1 million shares, resulting in a change in reported earnings per share for the nine month period to $0.43 from $0.59.  This error did not affect net income for 2003 or any other period; nor did it affect earnings per share reported for any other period in 2003 or any quarterly or annual period in 2004 or 2005.

The Company is in the process of assessing the impact of this error on management's assessment of internal controls over financial reporting.  The Company will file additional disclosures related to this restatement on Form 8-K.  In addition, at the end of this press release the Company has provided a comparative Statement of Operations for fiscal year 2003 and the nine months ended September 30, 2003 on an as reported and adjusted basis.

Conference Call Information

DTS will broadcast a conference call discussing the company’s fourth quarter and fiscal year-end results today, Monday, February 13, 2006, starting at 5:00 p.m. Eastern Time. The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on February 13, 2006 through February 17, 2006, by dialing 800-405-2236 and entering the passcode 11051748.

About DTS

DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience.  DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide.  A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software.  DTS audio products are featured on more than 27,000 motion picture screens worldwide.  Additionally, DTS provides imaging technology and services for the motion picture industry; DTS Digital Images, formerly Lowry Digital Images, is a wholly-owned subsidiary of DTS and an industry leader in image restoration and enhancement.  Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, France, Italy, Canada, Hong Kong, Japan and China.  For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Vanessa Lehr	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
vanessa@blueshirtgroup.com	kristin.thomson@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements.  All statements, other than

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statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words.  These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company's inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at www.sec.gov.  DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

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DTS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

(unaudited)

	As of	As of
	December 31,	December 31,
	2004	2005

ASSETS
Current assets:
Cash and cash equivalents	$21,271	$35,753
Short-term investments and marketable securities	93,040	75,664
Accounts receivable, net of allowance for doubtful accounts of $402 and $370 at December 31, 2004 and December 31, 2005, respectively	4,649	7,311
Inventories	3,669	3,261
Deferred tax assets, net	9,144	7,255
Prepaid expenses and other	3,651	3,112
Income tax receivable	72	2,654
Total current assets	135,496	135,010
Long-term investments and marketable securities	2,657	—
Property and equipment, net	3,539	7,375
Goodwill	—	3,585
Intangible assets, net	1,779	11,612
Deferred tax assets	500	—
Other assets	718	369
Total assets	$144,689	$157,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,716	$2,634
Accrued expenses	5,688	6,983
Deferred revenue	519	2,630
Total current liabilities	9,923	12,247
Deferred tax liability	—	1,614

Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2004 and December 31, 2005; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2004 and December 31, 2005; 17,067,573 and 17,472,543 issued and outstanding at December 31, 2004 and December 31, 2005, respectively	2	2
Additional paid-in capital	121,431	122,847
Retained earnings	13,333	21,241
Total stockholders’ equity	134,766	144,090

Total liabilities and stockholders’ equity	$144,689	$157,951

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2004	2005	2004	2005

Revenues:
Technology and film licensing	$13,645	$13,037	$49,920	$56,947
Product sales and other revenues	2,985	4,877	11,511	18,305
Total revenues	16,630	17,914	61,431	75,252
Cost of goods sold:
Technology and film licensing	1,106	1,204	4,451	4,715
Product sales and other revenues	6,133	4,272	11,711	14,898
Total cost of goods sold	7,239	5,476	16,162	19,613
Gross profit	9,391	12,438	45,269	55,639
Operating expenses:
Selling, general and administrative	7,660	8,865	27,644	33,960
Research and development	1,730	2,629	6,131	9,867
In-process research and development	—	—	—	2,300
Total operating expenses	9,390	11,494	33,775	46,127
Income from operations	1	944	11,494	9,512
Interest income, net	325	700	1,447	2,524
Other expense, net	(31)	54	(31)	154
Income from legal settlement	—	—	2,601	—
Income before provision for income taxes	295	1,698	15,511	12,190
Provision for income taxes	103	356	5,535	4,282
Net income	$192	$1,342	$9,976	$7,908
Net income per common share:
Basic	$0.01	$0.08	$0.59	$0.46
Diluted	$0.01	$0.07	$0.55	$0.43
Weighted average shares used to compute net income per common share:
Basic	17,044,983	17,456,559	16,865,805	17,321,148
Diluted	18,241,882	18,270,011	18,143,114	18,310,372

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(unaudited)

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	As Reported	As Adjusted	As Reported	As Adjusted
	2003	2003	2003	2003

Revenues:
Technology and film licensing	$30,310	$30,310	$42,229	$42,229
Product sales and other revenues	6,481	6,481	9,473	9,473
Total revenues	36,791	36,791	51,702	51,702
Cost of goods sold:
Technology and film licensing	3,179	3,179	4,281	4,281
Product sales and other revenues	4,913	4,913	6,751	6,751
Total cost of goods sold	8,092	8,092	11,032	11,032
Gross profit	28,699	28,699	40,670	40,670
Operating expenses:
Selling, general and administrative	14,948	14,948	20,473	20,473
Research and development	3,648	3,648	4,987	4,987
Total operating expenses	18,596	18,596	25,460	25,460
Income from operations	10,103	10,103	15,210	15,210
Interest income, net	139	139	271	271
Other expense, net	(142)	(142)	(214)	(214)
Income before provision for income taxes	10,100	10,100	15,267	15,267
Provision for income taxes	3,534	3,534	5,368	5,368
Net income	6,566	6,566	9,899	9,899
Accretion and accrued dividends on preferred stock	(1,234)	(1,234)	(1,234)	(1,234)
Net income attributable to common stockholders	$5,332	5,332	$8,665	8,665

Net income attributable to common stockholders per common share:
Basic	$0.74	$0.74	$0.95	$0.95
Diluted	$0.59	$0.43	$0.80	$0.64
Weighted average shares used to compute net income attributable to common stockholders per common share:
Basic	7,227,480	7,227,480	9,166,389	9,166,389
Diluted	9,058,898	12,439,890	10,764,867	13,601,329